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                                    ***CERTAIN CONFIDENTIAL INFORMATION
                                    CONTAINED IN THIS DOCUMENT (INDICATED BY
                                    ASTERISKS) HAS BEEN OMITTED AND FILED
                                    SEPRATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION PURSUANT TO A REQUEST FOR
                                    CONFIDENTIAL TREATMENT UNDER 17 C.F.R.
                                    SECTIONS 200.80(b)(4) AND 240.24b-2

                                                                   Exhibit 10.36

                             COLLABORATION AGREEMENT

      THIS COLLABORATION AGREEMENT (the "Agreement") is made as of September 3, 2004 (the "Effective Date"), by and between ANADYS PHARMACEUTICALS, INC., a Delaware corporation with its offices at 3115 Merryfield Row, San Diego, CA 92121, USA ("Anadys") and APHOENIX, INC., a Japanese corporation with its registered principal place of business at 3-29-22, Shibuya, Shibuya-ku, Tokyo 150-002, Japan ("Aphoenix").

                                    RECITALS

      WHEREAS, Aphoenix has [...***...] ([...***...]) drug targets (the "Aphoenix Targets") against which it desires that Anadys use ATLAS(TM) to screen [...***...] ([...***...]) compounds from the Aphoenix Library (the "Aphoenix Library Compounds") and [...***...] ([...***...]) compounds from the Anadys Library (the "Anadys Library Compounds") during the Collaboration; and

      WHEREAS, Anadys desires to utilize ATLAS(TM) to screen the Aphoenix Targets against the Aphoenix Library Compounds and the Anadys Library Compounds in order to identify for Aphoenix those compounds which are most likely to show activity in relation to the Aphoenix Targets and for further research and optimization to generate compounds for potential preclinical and clinical development, manufacturing and commercialization.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants set forth below, the Parties hereby agree as follows:

1.        DEFINITIONS

      1.1 "AFFILIATE" means, with respect to a Party, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party.

      1.2 "ANADYS LIBRARY COMPOUNDS" means the approximately [...***...] ([...***...]) small molecule compounds from Anadys' compound library that may be utilized pursuant to the terms of this Agreement, each of which is an "Anadys Library Compound".

      1.3 "ANADYS LIBRARY LEAD COMPOUND" means a Lead Compound that originated as an Anadys Library Compound.

      1.4 "ANADYS LIBRARY VALIDATED HIT" means a Validated Hit that is an Anadys Library Compound.

      1.5 "APHOENIX LIBRARY COMPOUNDS" means the approximately [...***...] ([...***...]) small molecule compounds from Aphoenix's compound library, supplied to Anadys

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                                       1.
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hereunder and that may be utilized pursuant to the terms of this Agreement, each of which is an "Aphoenix Library Compound".

      1.6 "APHOENIX LIBRARY LEAD COMPOUND" means a Lead Compound that originated as an Aphoenix Library Compound.

      1.7 "APHOENIX LIBRARY VALIDATED HIT" means a Validated Hit that is an Aphoenix Library Compound.

      1.8 "ASSAY TECHNOLOGY" means all inventions, discoveries, works of authorship, trade secrets and other know-how or developments, including observations, conclusions, hypotheses, identifications, data and other information, and all intellectual property rights (including co-invented or sole-invented patent rights) appurtenant thereto, that are made, conceived, reduced to practice, authored, or otherwise generated or obtained directly or indirectly by one or both Parties in whole or in part in the course of performance of the Work Plan that are modifications or improvements of screening assay technology, including assay design, development, validation, implementation, application, and performance, that are generally useful for screening assays, including modifications or improvements of ATLAS(TM) screening technology (which may include those relating to ATLAS(TM) design, implementation or application).

      1.9 "ATLAS" means Anadys' proprietary affinity based screening technology.

      1.10 "COLLABORATION" means the research to be conducted pursuant to this Collaboration Agreement as set forth in Section 2.3.

      1.11 "COLLABORATION PRODUCT" means any pharmaceutical composition of a Lead Compound.

      1.12 "[...***...] TARGET" means the [...***...] Target provided by Aphoenix to Anadys for screening under this Agreement.

      1.13 "[...***...] TARGET" means the [...***...] Target provided by Aphoenix to Anadys for screening under this Agreement.

      1.14 "FTE" means the equivalent of a full-time [...***...] (including [...***...][...***...] days, [...***...] days and [...***...]) work of a person, carried out by one (1) or more employees or consultants of a Party.

      1.15 "INFECTIOUS DISEASE COLLABORATION AGREEMENT" means an Agreement entered into by and between Anadys and Aphoenix in accordance with the procedures set forth in Section 4.1(b), which agreement shall set forth the Parties rights with respect to one or more Infectious Disease Target Validated Hits, and the terms of which shall supersede and replace the terms set forth in Sections 5, 6.2 and 6.3 of this Agreement with respect to such Infectious Disease Target Validated Hit(s).

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                                       2.
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      1.16  "INFECTIOUS DISEASE TARGET" means a Target designated by Aphoenix for screening under the Collaboration that is a drug discovery target for an infectious disease.

      1.17 "INFECTIOUS DISEASE TARGET ASSAY" means an assay for use with ATLAS(TM) for an Infectious Disease Target that Anadys develops under the Work Plan as described in Section 2.3(a).

      1.18 "INFECTIOUS DISEASE TARGET LEAD COMPOUND" means an Infectious Disease Target Validated Hit or a derivative of an Infectious Disease Target Validated Hit generated by the introduction of one or more structural changes into an Infectious Disease Target Validated Hit and that is designated by Aphoenix, an Affiliate or a Third Party as a compound to be pursued for further research and development, either by Aphoenix and/or its Affiliates and/or a Third Party.

      1.19 "INFECTIOUS DISEASE TARGET VALIDATED HIT" means an Anadys Library Compound or an Aphoenix Library Compound that in an Infectious Disease Target Assay yields results that meet the Target Assay Criteria.

      1.20 "JOINT RESEARCH COMMITTEE" or "JRC" shall have the meaning given such term in Section 2.2(a).

      1.21 "LEAD COMPOUND" means a Validated Hit or a derivative of a Validated Hit generated by the introduction of one or more structural changes into a Validated Hit and that is designated by Aphoenix, an Affiliate or a Third Party as a compound to be pursued for further research and development, either by Aphoenix and/or its Affiliates and/or a Third Party. For clarity, a Lead Compound can be either an Anadys Library Lead Compound or an Aphoenix Library Lead Compound.

      1.22 "PARTICIPATION NOTICE" means a written notice that Anadys, at its sole discretion, may provide to Aphoenix pursuant to Section 4.1(a) of this Agreement, which shall specify Anadys' desire to further collaborate with Aphoenix around a particular Infectious Disease Target Validated Hit.

      1.23 "PATENT" means (a) United States patents, reexaminations, reissues, renewals, extensions and term restorations, and foreign counterparts thereof, and (b) pending applications for United States patents, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications, including without limitations, inventors' certificates, and foreign counterparts THEREOF.

      1.24 "RESEARCH RESULTS" means all inventions, discoveries, works of authorship, trade secrets and other know-how or developments, including observations, conclusions, hypotheses, identifications, data and other information, and all intellectual property rights (including co-invented or sole-invented patent rights) appurtenant thereto, that are made, conceived, reduced to practice, authored, or otherwise generated or obtained directly or indirectly by one or both Parties in whole or in part in the course of performance of this Agreement, excluding Assay Technology.

                                       3.

      1.25 "TARGET" means the adequate protein chosen by Aphoenix, at its sole discretion, and provided to Anadys pursuant to the terms of the Agreement, including, but not limited to, the [...***...] Target the [...***...] Target and the [...***...] Target.

      1.26 "TARGET ASSAY" means an assay for use with ATLAS(TM) for a particular Target that Anadys develops under the Work Plan as described in
Section 2.3(a).

      1.27  "TARGET ASSAY CRITERIA" means, as established by the JRC pursuant to
Section 2.3, the minimum or qualitative results from a Target Assay for an Anadys Library Compound or Aphoenix Library Compound that qualify such Anadys Library Compound or Aphoenix Library Compounds as a Validated Hit.

      1.28 "THIRD PARTY" means any person or entity other than Aphoenix, Anadys, and their respective Affiliates.

      1.29 "[...***...] TARGET" means the [...***...] Target provided by Aphoenix to Anadys for screening under this Agreement.

      1.30 "VALIDATED HIT" means an Anadys Library Compound or an Aphoenix Library Compound that in a Target Assay yields results that meet the Target Assay Criteria.

2.    COLLABORATION WORK

      2.1 WORK PLAN AND GENERAL OBLIGATIONS. The Parties have agreed upon the work plan for the Collaboration (the "WORK PLAN") attached hereto as Exhibit A, which sets forth the specific activities that Anadys will undertake under this Agreement. The Work Plan may be amended from time to time in writing by the parties. Notwithstanding the foregoing, the parties hereby agree that the Collaboration shall include the screening of [...***...] ([...***...]) Targets provided by Aphoenix to Anadys and that the Collaboration work will be conducted over a thirty-six (36) month period; provided, however, that if Aphoenix does not submit the [...***...] Target to Anadys for screening on or before the thirty-month anniversary of the Effective Date, then Anadys shall have no obligation to screen the [...***...] Target.

      2.2   JOINT RESEARCH COMMITTEE.

            (a) FORMATION. The Parties shall establish after the Effective Date a joint research committee comprised of two (2) members from each Party ("JOINT RESEARCH COMMITTEE" or "JRC"). A Party may designate substitutes for its JRC members to participate if one or more of such Party's members cannot attend a meeting. A Party may replace either of its JRC members by giving the other Party notice stating the member to be replaced and the replacement.

            (b) RESPONSIBILITIES. The JRC shall have overall responsibility for (1) directing and monitoring the work performed under this Agreement, (2) establishing the criteria for a Validated Hit, (3) reviewing all data and information generated in the conduct of the Work Plan, (4) reviewing and approving any proposed modifications to the Work Plan, and (5)

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facilitating a high level of interaction and communication between Aphoenix and
Anadys. The role of the JRC shall be advisory.

            (c) MEETING. The JRC shall hold meetings once per calendar quarter to review in reasonable detail all data and information generated in the conduct of the Work Plan. Meetings may take place via teleconference or videoconference.

      2.3   CONDUCT OF RESEARCH.

            (a) During the Term of this Agreement, Aphoenix shall supply to Anadys the quantities of protein of the Aphoenix Targets set forth in the Work Plan and the Aphoenix Compounds, as selected by Aphoenix. Anadys shall conduct biophysical characterization of the Targets and shall use its assay development and validation capabilities to develop a validated screening assay for use with ATLAS(TM) for each of the Aphoenix Targets (each, a "TARGET ASSAY") pursuant to the Work Plan. Anadys shall, from time to time, provide Aphoenix with oral or written updates as to the progress of the Target Assay development, will consider in good faith any guidance or comments that Aphoenix provides with respect to such development, and, for any candidate Target Assay, will provide Aphoenix with a written report on such assay, including relevant testing and validation results, sufficient for Aphoenix to evaluate such assay against the required parameters and specifications and Anadys' description of the assay. The Parties anticipate that the above development process of a Target Assay shall be completed no later than [...***...] from the date when Aphoenix provides such Target to Anadys. Notwithstanding the foregoing, if, in the course of conducting biophysical characterization of the Target, it becomes apparent, in Anadys' judgment, that any of the Targets are not suitable for ATLAS(TM), then Anadys shall so inform Aphoenix promptly and Aphoenix shall designate replacement target(s) for the Collaboration.

            (b) Anadys shall use the Target Assays to conduct screening of the Aphoenix Library Compounds and the Anadys Library Compounds as designated in the Work Plan (the "SCREENING").

            (c) Anadys shall provide Aphoenix with written updates as to the progress of the Screening and shall specify all Validated Hits and their relevant Target Assay results. At the end of the Screening using the Target Assays, Anadys shall provide Aphoenix with a written screening report including results of the screening (the "SCREENING REPORT").

            (d) RESEARCH REPORTS. During the term of this Agreement, Anadys shall keep Aphoenix fully informed as to all discoveries and technical developments (including, without limitation, any inventions) made in the course of performing activities under the Work Plan. In addition, prior to each meeting of the JRC, Anadys will prepare and distribute to all members of the JRC (no later than five (5) business days prior to each such meeting) a reasonably detailed written updates setting forth information regarding the Work Plan and progress of performance of the Work Plan (since the last report). The information contained in the report shall be accurate in the reporting Party's best scientific judgment. At Aphoenix's request, at any time during the term of the Screening, Anadys shall provide written reports of any studies performed by Anadys as part of the Work Plan which Aphoenix may need to support its regulatory submissions relating to Collaboration Products and shall allow Aphoenix to use the data

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                                       5.

included in such reports to support such submissions. Nothing herein will require either Party to disclose information received from a Third Party that remains subject to bona fide confidentiality obligations to such Third Party.

      2.4 STRUCTURAL INFORMATION ON ANADYS LIBRARY VALIDATED HITS. Within [...***...] following the delivery of each Screening Report, Aphoenix may, at its discretion, elect to receive structural information on up to [...***...] ([...***...]) Anadys Library Validated Hits from each applicable Target Assay by providing written notice to Anadys of such election. In the event that Aphoenix makes any such election, Aphoenix shall owe Anadys the milestone payment(s) as set forth in Section 6.2 of this Agreement.

3.    SHIPMENT OF COMPOUNDS

      3.1 SHIPMENT. All deliveries pursuant to this Agreement shall be shipped to the address and addressee specified by the receiving party and shall be prepaid by the shipper.

      3.2 COSTS. Except for the Research Fee pursuant to Section 6.1, each Party will bear its own costs and expenses for its activities under the Work Plan, including without limitation materials, labor, equipment and overhead costs.

4. ADDITIONAL RESEARCH AND PRECLINICAL AND CLINICAL DEVELOPMENT OF INFECTIOUS DISEASE TARGET VALIDATED HITS

      4.1 INVESTIGATION AND CHARACTERIZATION OF INFECTIOUS DISEASE TARGET VALIDATED HITS

            (a) If Aphoenix wishes to screen an Infectious Disease Target and screening of such Infectious Disease Target generates Validated Hits, once the JRC identifies one or more such Infectious Disease Target Validated Hits, Anadys will, at its sole discretion, have the option to collaborate with Aphoenix to advance such Infectious Disease Target Validated Hits through lead optimization and into further development by providing Aphoenix with a Participation Notice within sixty (60) days from the date that the JRC identifies such Infectious Disease Target Validated Hit(s).

            (b) If Anadys provides Aphoenix with a Participation Notice, then Aphoenix and Anadys will (i) promptly commence good faith negotiations to agree on [...***...],[...***...] and [...***...] of [...***...] be [...***...], the
[...***...],[...***...] and [...***...] rights of any [...***...] arising from the [...***...], and the [...***...] of the [...***...] including, without limitation, [...***...] rate, [...***...] and [...***...], and (ii) document such agreed upon terms in a Infectious Disease Collaboration Agreement. The terms of the Infectious Disease Collaboration Agreement, with respect to such Infectious Disease Target Validated Hit, will replace and supersede the applicability of Sections 5, 6.2 and 6.3 of this Agreement as to such Infectious Disease Target Validated Hit. If Anadys and Aphoenix

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                                       6.

cannot reach agreement on the terms of the Infectious Disease Collaboration Agreement within [...***...] from the day Anadys provides Aphoenix with the Participation Notice, the parties shall refer such unagreed terms to the Chief Executive Officers ("CEOs") of Anadys and Aphoenix to attempt in good faith to reach a mutually agreeable decision as to such terms. If the CEOs cannot reach consensus on the matter within [...***...] from the day the matter is so submitted to them, then on such [...***...], Aphoenix will [...***...], and [...***...] on the [...***...] of [...***...] or [...***...],[...***...] the
[...***...] of [...***...] in the [...***...]. If [...***...] at [...***...] to
[...***...] or [...***...] to [...***...], then [...***...] shall [...***...]
with [...***...] of its [...***...],[...***...] the [...***...] and [...***...]
of the [...***...] to be [...***...] or [...***...] and the [...***...] or
[...***...] and [...***...] the [...***...] to [...***...]. [...***...] shall
[...***...] from the [...***...] is [...***...] to [...***...] to [...***...]
the [...***...] to the [...***...] in the [...***...] the [...***...] in the
[...***...], or to [...***...] to [...***...] to the [...***...] and to
[...***...] to be [...***...] the [...***...] the [...***...] and [...***...] of
which [...***...] to the [...***...],[...***...] to [...***...]. In the
[...***...] that [...***...] to [...***...],[...***...] shall be [...***...]
([...***...]) following the [...***...] to [...***...]. At no time shall
[...***...] or [...***...] to [...***...] on [...***...] to the [...***...].

            (c) If Anadys does not provide Aphoenix with a Participation Notice as to any given Infectious Disease Target Validated Hit, or if the Parties fail to reach agreement on the terms of an Infectious Disease Collaboration Agreement for such Infectious Disease Target Validated Hit then the provisions of Section 5 and Sections 6.2 and 6.3 of this Agreement shall apply to such Validated Hit.

5.    ADDITIONAL RESEARCH AND PRECLINICAL AND CLINICAL DEVELOPMENT OF VALIDATED
HITS

      5.1   INVESTIGATION AND CHARACTERIZATION OF VALIDATED HITS

            (a) The provisions of this Section 5 shall apply to (i) any Validated Hit that is not an Infectious Disease Target Validated Hit, (ii) any Infectious Disease Target Validated Hit for which Anadys does not provide Aphoenix with a Participation Notice, and (iii) any Infectious Disease Target Validated Hit for which the Parties fail to reach agreement on the terms of an Infectious Disease Collaboration Agreement.

            (b) Once the JRC identifies a Validated Hit or once an Infectious Disease Target Validated Hit becomes subject to this Section 5, Aphoenix, at its sole discretion and expense, may make (by itself or via any Third Party) all further evaluation, characterization and optimization of such Validated Hit (the "Additional Research").

            (c) Notwithstanding Section 5.1(b), upon completion of screening of each Target during the Collaboration and delivery of the final report to Aphoenix by Anadys and at Aphoenix's discretion, Aphoenix may request that Anadys provide its capabilities to optimize one or more Validated Hits to Lead Compounds by performing Additional Research.

            (d) Anadys, in its sole discretion, may agree to perform certain Additional Research as may be requested by Aphoenix pursuant to Section 5.1(c). If Anadys elects to

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..

provide any such Additional Research, Aphoenix and Anadys will agree on the number of FTE's, term and scope of work to be done, the FTE rate, and additional milestones and royalties, and will [...***...] such agreed upon terms [...***...].

            5.2 DESIGNATION OF LEAD COMPOUNDS. Aphoenix may, in its sole discretion and acting in good faith, designate as a Lead Compound any Validated Hit or any derivative of a Validated Hit generated by the introduction of one or more structural changes into a Validated Hit, in either case (i) that is identified on the basis of its activity with respect to the Target in either the Target Assay for activity against or interaction with the Target, and (ii) for which Aphoenix intends to conduct preclinical or clinical development or commercialization activities. If Aphoenix designates an Anadys Library Lead Compound, Aphoenix will promptly so notify Anadys and provide Anadys with a designation for such Anadys Library Lead Compound for future reporting purposes.

            5.3 PRECLINICAL AND CLINICAL DEVELOPMENT. After designating a Lead Compound, Aphoenix shall have sole and full control, authority, discretion and right to conduct (by itself or via any Third Party) and make decisions regarding all clinical development of Collaboration Products worldwide, including the conduct of any pre-clinical and clinical development of Collaboration Products (which shall be conducted using standard pharmaceutical industry practices) and making all regulatory filings necessary to obtain regulatory approvals of Collaboration Products.

            5.4. COMMERCIALIZATION. Aphoenix shall have sole and full control, authority, discretion and right to conduct (by itself or via any Third Party) and make decisions regarding all commercialization of Collaboration Products and may carry out such efforts in its sole discretion.

6.    PAYMENTS

            6.1 RESEARCH FEE. Aphoenix shall pay to Anadys a non-refundable research fee of one million two hundred fifty thousand United States Dollars (US $1,250,000.00) (the "Research Fee") for the work performed under the Collaboration. The Research Fee shall be paid in installments, of which forty percent (40%) of the Research Fee will be due and payable to Anadys within twenty-one (21) calendar days after the Effective Date, thirty percent (30%) of the Research Fee will be due and payable to Anadys by April 30, 2005, and the remaining thirty percent (30%) of the Research Fee will be due and payable to Anadys within twenty-one (21) calendar days of initiation of work on the [...***...] Target.

            6.2 MILESTONE PAYMENTS. If, pursuant to Section 2.4, Aphoenix elects to receive structural information on up to [...***...] ([...***...]) Anadys Library Validated Hits from each applicable Target Assay, Aphoenix will pay to Anadys a milestone payment in the amount of [...***...] United States Dollars (US $[...***...]) for each Target Assay batch (the "MILESTONE PAYMENTS") within thirty (30) days after the achievement of such milestone, as measured by the date the compound information from such Target Assay is delivered to Aphoenix.

            6.3 ROYALTIES AND ADDITIONAL MILESTONES. In addition to the Milestone Payments that may become payable to Anadys pursuant to Section 6.2, Aphoenix will pay to Anadys

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                                       8.

[...***...] percent ([...***...]%) of any and all up-front fees, milestone payments and royalties that are either (i) received by Aphoenix or any Affiliate of Aphoenix as a result of [...***...] Anadys Library Validated Hit or derivative thereof, any Anadys Library Lead Compound or any Collaboration Product that is a pharmaceutical composition of an Anadys Library Lead Compound,
(ii) received by any Third Party [...***...] Aphoenix or an Affiliate of Aphoenix has granted to such Third Party [...***...] any Anadys Library Validated Hit or derivative thereof, any Anadys Library Lead Compound or any Collaboration Product that is a pharmaceutical composition of an Anadys Library Lead Compound. For clarity, Aphoenix will [...***...] any [...***...] for any [...***...] or [...***...] thereof, [...***...], or any [...***...] that is a
[...***...] of an [...***...]; provided, however, that Section 6.2 and this
Section 6.3 shall have no applicability to any Infectious Disease Target Validated Hit that is the subject of an Infectious Disease Collaboration Agreement.

7.    OWNERSHIP OF INVENTIONS; LICENSES

      7.1 INVENTIONS. The ownership of inventions conceived of and reduced to practice as part of the activities under this Agreement that relate to any improvements to ATLAS(TM) or Assay Technology shall belong to Anadys.

      7.2. RESEARCH LICENSES. Each Party hereby grants to the other Party a nonexclusive, paid up license under all Patents and all other intellectual property rights controlled by the granting Party solely for purpose of performance by the other Party of its responsibilities under the Work Plan in accordance with this Agreement, which licenses shall terminate automatically at the end of the Collaboration.

      7.3 RESEARCH RESULTS LICENSE. Aphoenix hereby grants to Anadys a non-exclusive, perpetual, irrevocable, paid up, worldwide license to use the Research Results only for (i) describing generally to Third Parties results obtained with ATLAS(TM), without specific mention of the Target or Aphoenix, or the chemical structure thereof, or of information that could reasonably permit a Third Party to deduce such information, and (ii) compiling information and data about the general conduct, performance, characteristics and results of ATLAS(TM) screens without regard to the Target, provided that such information is blinded with respect to the Target and Aphoenix.

      7.4. NO IMPLIED LICENSES. Nothing in this Agreement shall be deemed to grant either Party any license or other rights to practice any intellectual property rights of the other Party or such other Party's Confidential Information, other information or other rights except as expressly stated in this Section 7, including that nothing in this Agreement is intended to, or shall, give Aphoenix any license or other right to practice ATLAS(TM).

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                                       9.

8.    CONFIDENTIAL INFORMATION.

      8.1 NON-DISCLOSURE OBLIGATION. During the term of this Agreement and for [...***...] ([...***...]) years following its expiration or termination, any and all knowledge, know-how, assay information, compound structures, practices, processes or other information received by one party to this Agreement (the "RECEIVING PARTY") from the other party to this Agreement (the "DISCLOSING PARTY") pursuant to this Agreement (hereinafter referred to as "CONFIDENTIAL INFORMATION") shall be received and maintained by the Receiving Party in strict confidence, shall not be disclosed to any third party, and shall not be used by the Receiving Party for any purpose other than those purposes specified in this Agreement, unless the Receiving Party can demonstrate by competent written proof that such Confidential Information. For clarity, Aphoenix may use and disclose, with its sole discretion and without any restraint, any information with regard to Aphoenix Library Lead Compound and other the Target Assay results from Aphoenix Library compound.

            (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act of omission of the Receiving Party in breach of this Agreement;

            (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or

            (e) was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the Disclosing Party.

      8.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

            (a)   filing or prosecuting patents relating to Inventions;

            (b)   prosecuting or defending litigation;

            (c)   complying with applicable governmental regulations; and

            (d) disclosure to Affiliates, sublicensees, employees, consultants or agents each of whom is bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 8; and

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                                       10.
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            (e)   disclosure to investment bankers.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this
Section 8.2, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties agree that the press release attached hereto is an authorized disclosure.

8.3 COVENANT NOT TO REVERSE ENGINEER. Anadys shall not attempt to ascertain, by any means, the chemical structure or any other information concerning any compound supplied by Aphoenix hereunder. Anadys shall not use the quantities of protein of the Aphoenix Targets or the Aphoenix Compounds or the Research Results for any purpose other than the conduct of the Work Plan in accordance with this Agreement; provided, however, that Anadys may use the statistic data of the number of hits obtained for internal research purposes and may disclose to third parties without reference to the Research Results, the statistic of the number of hits obtained and the fact that the Aphoenix Targets are in a defined therapeutic area, without disclosing any other information, including, without limitation, the identity of the Aphoenix Targets.

9.    REPRESENTATIONS AND WARRANTIES

      9.1 BY ANADYS. Anadys represents and warrants to Aphoenix the followings;

            (a) it has the right to carry out the activities under Section 2 above

            (b) it has not previously entered and will not enter during the term of this Agreement into any agreement with a third party in conflict with this Agreement.

            (c)   [...***...],[...***...] or [...***...] and [...***...] with the [...***...] or under [...***...] or [...***...] of the
            [...***...]

            [...***...]

      9.2 BY APHOENIX. Aphoenix represents and warrants to Anadys that it has the right to provide the protein of the Aphoenix Targets and Aphoenix Compounds to be supplied hereunder to Anadys.

10.   TERM; TERMINATION

      10.1 TERM. This Agreement shall become effective as of the Effective Date and unless earlier terminated in accordance with this Section 10, shall expire ninety (90) days after submission of the final Screening Report.

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      10.2  TERMINATION FOR BREACH. In the event that either party to this
Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement.

      10.3 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Sections [...***...] and [...***...] of this Agreement shall survive termination of this Agreement, provided, however, that only [...***...] shall survive termination of this Agreement caused pursuant to Section [...***...]. Promptly after termination of this Agreement Anadys shall return or dispose of any materials and information of Aphoenix in accordance with the instructions of Aphoenix, including without limitation any protein of the Aphoenix Targets and the Aphoenix Compounds provided by Aphoenix hereunder and written materials disclosed by Aphoenix hereunder.

11.   GOVERNING LAW; DISPUTE RESOLUTION

      11.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than California.

      11.2 DISPUTE RESOLUTION. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective heads of research of each Party and, if not resolved by the research heads, then the research heads shall refer the disputed matter to the respective CEOs of each Party and, if not resolved by the CEOs, then either party may refer the matter to be settled by binding arbitration. The arbitration shall be held in [...***...] in accordance with the arbitration rules of the [...***...], or [...***...].

12.   MISCELLANEOUS

      12.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified airmail, postage prepaid, addressed to the signatory to whom such notice is required or permitted to be given or transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or transmitted by facsimile.

      All notices to Aphoenix shall be addressed as follows:

                           APHOENIX, INC.
                           Toushi Ikusei Bldg. 3-29-22,
                           Shibuya, Shibuya-ku,
                           Tokyo 150-002, Japan

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                           Attention: Shingo Kano, CEO
                           Fax: [...***...]

      All notices to Anadys shall be addressed as follows:

                           Anadys Pharmaceuticals, Inc.
                           3115 Merryfield Row
                           San Diego, CA 92121

                           Attention: Michael Kamdar, Sr. Vice President, Corporate Development & Finance
                           Fax: ([...***...])[...***...]

      with a copy to:

                           Anadys Pharmaceuticals, Inc.
                           3115 Merryfield Row
                           San Diego, CA 92121

                           Attention: Elizabeth E. Reed, Senior Director, Legal Affairs
                           Fax: ([...***...])[...***...]

Any Party may, by written notice to the other, designate a new addressee, address or facsimile number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

      12.2 INDEPENDENT CONTRACTORS. The Parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

      12.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties hereto with regard to the subject matter hereof, and there are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties hereto other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties hereto.

      12.4 AFFILIATES; ASSIGNMENT. Except as otherwise provided in this Section 12.4, neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may assign its rights or obligations to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 12.4 shall be of no force or effect.

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      12.5  HEADINGS. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      12.6 FORCE MAJEURE. Any delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

      12.7 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the Parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this agreement shall be deemed valid and enforceable to the full extent.

      12.8 WAIVER. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

      12.9 ENGLISH LANGUAGE. This Agreement has been prepared in the English language and shall be construed in the English language.

      12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                       14.

      IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

APHOENIX, INC.                           ANADYS PHARMACEUTICALS, INC.

By: /s/ Shingo Kano                      By: /s/ Michael J. Kamdar
   ------------------------------------     ------------------------------------

Name: Shingo Kano                        Name: Michael J. Kamdar

Title: Chief Executive Officer           Title: Senior Vice President,
                                                Corporate Development & Finance

                                       15.

                                    EXHIBIT A

                                    WORK PLAN

PROPOSED ATLAS WORK PLAN FOR APHOENIX TARGET

OBJECTIVE

To discover small molecule lead compounds for [...***...] ([...***...]) Aphoenix targets through high throughput screening of Aphoenix and Anadys compound libraries [...***...] ([...***...] Aphoenix and [...***...] Anadys compounds) for each target

MATERIALS

Aphoenix will provide Anadys the target protein for protein characterization, assay development, and compound screening (Anadys has full capability and capacity for protein expression and purification which is accessible to partners)

Aphoenix will provide Anadys [...***...] compounds

PROPOSED WORK PLAN

   1. CHARACTERIZATION OF TARGET PROTEIN

      -  CD (circular dichroism) scan to assess protein folding

      -  CD-melting profiles to assess protein thermal denaturation

            -  Effect of buffers, pH, salt, additives

            -  Effect of known ligands (if available)

      -  [...***...]

            -  Effect of known ligands (if available)

      -  SUCCESS CRITERIA

            -  Protein is folded at room temperature (by CD)

            - Protein undergoes thermal denaturation with a biphasic profile and defined Tm

            -  [...***...]

               - Known ligands protect thermal denaturation by CD and [...***...] (if known ligands are available)

   2. ASSAY DEVELOPMENT AND OPTIMIZATION

      - ATLAS profiles at various protein concentration to assess the feasibility of the target for ATLAS

      -  Optimization of conditions for [...***...]

      -  [...***...]

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      -  Selection of T-ATLAS for screening assay

      -  Effect of ATLAS [...***...] by known ligands (if available)

      -  SUCCESS CRITERIA

            -  ATLAS signal has a >[...***...]-fold window at T-ATLAS

            -  [...***...]

            -  [...***...]

            - Known ligands shift ATLAS profiles (if known ligands are available)

   3. ASSAY VALIDATION

      -  Validation of the ATLAS assay on the robotic system

      - Screening of [...***...] DMSO plates to assess inner- and inter-plate variations and Z' values

      -  SUCCESS CRITERIA

            - The [...***...]-fold signal window at T-ATLAS is maintained on the robotic system

            -  Z' values are [...***...] or higher

   4. COMPOUND FORMATTING AND ASSAY PLATE PREPARATION

      -  Final screening conc. = [...***...] uM (or as recommended by Aphoenix)

      -  May require intermediate dilution of high concentration stocks

   5. PILOT SCREEN

      - Screening of [...***...] compounds [...***...] from Aphoenix or Anadys libraries the robotic system to asseSS reproducibility

      -  SUCCESS CRITERIA

         -  Z' values for pilot screen are [...***...] or higher

         -  [...***...] of [...***...] screening results

   6. COMPOUND SCREENING

      - Screening of [...***...] Aphoenix library compounds and [...***...] Anadys library compounds ([...***...])

      -  SUCCESS CRITERIA

            - Spiked known ligands are picked up as hits (if known ligands are available)

            -  Assay performance acceptable (Z' values > [...***...])

   7. HIT CONFIRMATION AND FOLLOW UP

      -                 Retest the hits [...***...] screening concentration

      -                 Generate dose-response curves for confirmed hits

   8. GENERATION OF A DETAILED FINAL REPORT CONTAINING ALL THE RESULTS

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                                       17.